Exhibit 99.1

THE ONE GROUP, LLC and Subsidiaries

Consolidated Financial Statements

and Report of Independent Registered

Public Accounting Firm

As of December 31, 2012 and 2011 and September 30, 2013 for the years ended December 31, 2012, 2011 and

2010 and nine months ended September 30, 2013 and 2012

THE ONE GROUP, LLC and Subsidiaries

Index

Page

Report of Independent Registered Public Accounting Firm	2

Consolidated:

Balance Sheets	3

Statements of Operations and Comprehensive Loss	4

Statements of Changes in Members’ Equity	5

Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-30

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members

The ONE GROUP, LLC

We have audited the accompanying consolidated balance sheets of The ONE GROUP, LLC (a Delaware company) and subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive (loss) income, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of THE ONE GROUP, LLC and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the 2011 financial statements have been restated to correct an error.

/s/ GRANT THORNTON LLP

New York, New York

October 16, 2013

2

THE ONE GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	At September 30,	At December 31,
	2013	2012	2011
	(unaudited)		(restated)
Assets:
Cash and cash equivalents	$1,315,992	$1,043,730	$1,736,744
Accounts receivable, net	3,046,218	3,393,933	2,294,221
Inventory	950,612	1,366,181	1,170,823
Other current assets	838,919	312,885	111,846
Due from related parties	822,704	51,771	229,855
Total Current Assets	$6,974,445	$6,168,500	$5,543,489

Property, plant & equipment, net	$13,359,269	$13,635,482	$19,001,992
Investments	2,279,241	1,933,783	1,831,531
Deferred tax assets	306,956	349,382	75,798
Other assets	929,620	925,389	332,883
Security deposits	985,546	974,757	776,258
Total Assets	$24,835,077	$23,987,293	$27,561,951

Liabilities and Members' Equity
Cash overdraft	$469,377	$575,041	$134,027
Member loans, current portion	7,377,318	5,027,613	-
Capital Leases, current portion	-	-	42,935
Notes payable, current portion	320,000	320,000	320,070
Line of credit	4,905,556	2,477,778	1,250,000
Accounts payable	3,839,068	4,405,850	3,342,891
Accrued expenses	2,837,291	2,414,131	2,193,931
Due to related parties	304,423	518,366	-
Deferred revenue	8,730	47,528	94,413
Total Current Liabilities	$20,061,763	$15,786,307	$7,378,267

Capital leases, net of current portion	$-	$-	$2,324
Notes payable, net of current portion	-	15,000	34,930
Member loans, net of current portion	-	-	4,542,464
Other long-term liabilities	39,750	39,750	39,750
Deferred rent payable	5,699,042	5,657,489	6,711,174
Total liabilities	$25,800,555	$21,498,546	18,708,909

Members’ Equity

THE ONE GROUP, LLC and Subsidiaries and Members' Equity	$(4,140,792)	$(1,050,837)	$1,755,263
Noncontrolling Interest	3,175,314	3,539,584	7,097,779
Total Members’ Equity	(965,478)	2,488,747	8,853,042

Total Liabilities and Members’ Equity	$24,835,077	$23,987,293	$27,561,951

See notes to the consolidated financial statements

3

THE ONE GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Nine Months Ended September 30,		For the years Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)	(unaudited)		(restated)
Revenues:
Owned unit net revenues	$29,136,159	44,261,251	$56,429,452	$43,655,381	$38,477,190
Management and incentive fee revenue	5,585,556	2,417,718	3,691,270	2,436,280	184,483
Total revenue	34,721,715	46,678,969	60,120,722	46,091,661	38,661,673

Cost and expenses:
Owned operating expenses:
Food and beverage costs	7,493,088	11,151,438	14,262,858	10,512,404	8,872,617
Unit operating expenses	18,623,761	26,888,586	32,605,580	26,869,933	23,278,005
General and administrative	3,999,729	1,520,383	2,207,600	1,859,713	982,354
Depreciation and amortization	1,329,243	1,525,541	7,363,294	1,742,726	2,504,534
Management and royalty fees	119,629	290,919	340,603	391,289	425,663
Pre-opening expenses	211,330	126,418	139,541	1,182,387	797,363
Equity in (income) loss of investee companies	(563,583)	389,053	77,361	95,202	-
Interest expense, net of interest income	614,642	401,201	688,564	404,410	466,540
Loss on abandoned projects	-	-	-	894	42,244
Other expense (income)	271,447	(4,940,451)	(4,811,246)	81,790	(374,485)
Total costs and expenses	32,099,286	37,353,088	52,874,155	43,140,748	36,994,835

Income from continuing operations before provision for income taxes	2,622,429	9,325,881	7,246,567	2,950,913	1,666,838

Provision for income taxes	155,538	19,037	13,802	196,233	120,860

Income from continuing operations	2,466,891	9,306,844	7,232,765	2,754,680	1,545,978

Loss from discontinued operations, net of taxes	5,163,420	2,437,014	10,024,879	887,681	824,604

Net (loss) income	(2,696,529)	6,869,830	(2,792,114)	1,866,999	721,374
Less: net (loss) income attributable to noncontrolling interest	(69,198)	3,694,414	(446,046)	864,026	798,730
Net (loss) income attributable to THE ONE GROUP	(2,627,331)	3,175,416	(2,346,068)	1,002,973	(77,356)

Other comprehensive income (loss)
Currency translation adjustment	105,711	(6,074)	(12,092)	-	-
Comprehensive (loss) income	$(2,521,620)	3,169,342	$(2,358,160)	$1,002,973	$(77,356)

See notes to the consolidated financial statements

4

THE ONE GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

		Accumulated	THE ONE
	Members'	Other	GROUP, LLC
	Equity	Comprehensive	and Subsidiaries	Noncontrolling	Total
	(Deficiency)	Loss	Equity	Interest	Equity
Members' Equity at January 1, 2010	$787,490	$-	$787,490	$4,760,217	$5,547,707

Members' contribution	-	-	-	3,250,000	3,250,000

Conversion of debt to equity	644,771	-	644,771	-	644,771

Members' distributions	(119,374)	-	(119,374)	(1,489,810)	(1,609,184)

Net income (loss)	(77,356)	-	(77,356)	798,730	721,374

Members' Equity at December 31, 2010	1,235,531	-	1,235,531	7,319,137	8,554,668

Members' contribution	-	-	-	157,000	157,000

Members' distributions	(253,241)	-	(253,241)	(1,242,384)	(1,495,625)

Redemption of member's interest	(230,000)	-	(230,000)	-	(230,000)

Net income	1,002,973	-	1,002,973	864,026	1,866,999

Members' Equity at December 31, 2011, as restated	1,755,263	-	1,755,263	7,097,779	8,853,042

Members' contribution	-	-	-	1,629,504	1,629,504

Members' distributions	(447,940)	-	(447,940)	(4,741,653)	(5,189,593)

Loss on foreign currency translation, net	-	(12,092)	(12,092)	-	(12,092)

Net loss	(2,346,068)	-	(2,346,068)	(446,046)	(2,792,114)

Members' Equity at December 31, 2012	(1,038,745)	(12,092)	(1,050,837)	3,539,584	2,488,747

Members' contribution*	-	-	-	520,000	520,000

Members' distributions*	(568,335)	-	(568,335)	(815,072)	(1,383,407)

Gain on foreign currency translation, net*	-	105,711	105,711	-	105,711

Net loss*	(2,627,331)	-	(2,627,331)	(69,198)	(2,696,529)

Members' Equity at September 30, 2013*	$(4,234,411)	$93,619	$(4,140,792)	$3,175,314	$(965,478)

* - unaudited

See notes to the consolidated financial statements

5

THE ONE GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)	(unaudited)		(restated)
Operating activities:
Net (loss) income	$(2,696,529)	$6,869,830	$(2,792,114)	$1,866,999	$721,374
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,717,406	1,551,766	7,457,525	1,832,671	2,698,853
Deferred rent payable	41,553	658,234	(1,053,685)	946,657	1,529,601
Deferred taxes	42,426	(161,192)	(273,584)	2,482	(78,280)
Accrued interest on member loans	349,705	141,417	281,180	362,431	362,168
(Income) loss on equity method investments	(563,583)	389,053	77,361	95,202	-
Impairment	-	-	5,133,552	-	304,858
Loss on disposal of assets	-	-	34,508	-	-
Changes in operating assets and liabilities:
Accounts receivable	347,715	(920,894)	(1,099,712)	64,592	(1,633,500)
Inventory	415,569	144,821	(195,357)	(242,252)	(138,367)
Prepaid expenses and other current assets	(526,033)	(131,139)	(201,040)	84,938	104,201
Security deposits	(10,789)	(188,899)	(198,499)	(292,991)	(9,118)
Other assets	(20,949)	(176,889)	(625,940)	20,530	(386,848)
Accounts payable	(566,782)	(397,295)	1,062,959	1,041,939	109,645
Accrued expenses	423,160	(619,900)	220,199	717,777	(199,772)
Deferred revenue	(38,798)	12,649	(46,885)	(64,068)	(85,982)
Other long-term liabilities	-	-	-	39,750	-
Net cash (used in) provided by operating activities	(1,085,929)	7,171,562	7,780,468	6,476,657	3,298,833

Investing activities:
Purchase of property and equipment	(1,424,476)	(4,374,465)	(7,225,640)	(7,461,338)	(1,254,350)
Investment	218,125	(1,790,128)	(179,613)	(1,456,733)	(470,000)
Due from related parties	(984,876)	(135,220)	696,450	(229,855)	-
Net cash used in investing activities	(2,191,227)	(6,299,813)	(6,708,803)	(9,147,926)	(1,724,350)

Financing activities:
Cash overdraft	(105,664)	388,512	441,014	20,645	113,382
Escrow deposits	-	-	-	3,240,179	(2,858,891)
Proceeds from line of credit	5,950,000	2,650,000	3,650,000	1,250,000	-
Repayment of line of credit	(3,522,222)	(1,516,667)	(2,422,222)	-	-
Repayment of notes payable	(15,000)	(20,000)	(20,000)	(20,000)	(20,000)
Repayment of capital lease		(40,026)	(45,259)	(134,351)	(91,086)
Proceeds from member loans	2,000,000	1,504,550	1,546,222	-	500,000
Repayment of member loans		(782,253)	(1,342,253)	(671,000)	(582,000)
Contributions from members	520,000	1,466,000	1,629,504	157,000	3,250,000
Redemption of member's interest			-	(230,000)	-
Distributions to members	(1,383,407)	(4,358,270)	(5,189,593)	(1,495,625)	(1,609,184)
Net cash provided by (used in) financing activities	3,443,707	(708,154)	(1,752,587)	2,116,848	(1,297,779)

Effect of exchange rate changes on cash	105,711	(6,074)	(12,092)	-	-

Net increase (decrease) in cash	272,262	157,521	(693,014)	(554,421)	276,704
Cash and cash equivalents, beginning of year	1,043,730	1,736,744	1,736,744	2,291,165	2,014,461

Cash and cash equivalents, end of year	$1,315,992	$1,894,265	$1,043,730	$1,736,744	$2,291,165

Supplemental disclosure of cash flow data:
Interest paid	$237,433	$153,194	$213,375	$332,940	$637,440

Income taxes paid	$453,180	$194,243	$83,255	$113,476	$67,209

Supplemental disclosure of noncash financing activities:
Conversion of debt to equity					$644,771

See notes to the consolidated financial statements

6

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1 - Business and summary of significant accounting policies:

Principles of consolidation:

The accompanying consolidated financial statements of THE ONE GROUP, LLC and Subsidiaries include the accounts of THE ONE GROUP, LLC ("THE ONE GROUP") and its subsidiaries, Little West 12 th LLC ("Little West 12 th" ), One-LA, L.P. ("One LA"), Bridge Hospitality, LLC ("Bridge"), STK-LA, LLC ("STK-LA"), WSATOG (Miami), LLC ("WSATOG"), STK Miami Service, LLC ("Miami Services"), STK Miami, LLC ("STK Miami"), Basement Manager, LLC ("Basement Manager"), JEC II, LLC ("JEC II"), One TCI Ltd. ("One TCI"), One Marks, LLC ("One Marks"), MPD Space Events LLC ("MPD"), One 29 Park Management, LLC ("One 29 Park Management"), STK-Midtown Holdings, LLC ("Midtown Holdings"), STK Midtown, LLC ("STK Midtown"), STKout Midtown, LLC ("STKout Midtown"), STK Atlanta, LLC ("STK Atlanta"), STK-Las Vegas, LLC ("STK Vegas"), One Atlantic City, LLC ("One Atlantic City"), Asellina Marks LLC (“Asellina Marks”) , Heraea Vegas, LLC ("Heraea"), Xi Shi Las Vegas, LLC (“Xi Shi Las Vegas”), T.O.G (UK) Limited (“TOG UK”), Hip Hospitality Limited (“Hip Hospitality UK”), T.O.G (Aldwych) Limited (“TOG Aldwych”), CA (Aldwych) Limited (“CA Aldwych “), BBCLV, LLC (“BBCLV”) and STK DC, LLC (“STK DC”). The entities are collectively referred to herein as the "Company" or "Companies," as appropriate, and are consolidated on the basis of common ownership and control. All significant intercompany balances and transactions have been eliminated in consolidation.

Nature of business:

THE ONE GROUP is a limited liability company ("LLC") formed on December 3, 2004 under the laws of the State of Delaware. THE ONE GROUP is a management company, as well as holds a majority interest in the entities noted above. As per the LLC Operating Agreement of THE ONE GROUP, such LLC is set to expire on December 31, 2099.

Little West 12 th is an LLC formed on February 28, 2005 under the laws of the State of Delaware. Little West 12 th , which commenced operations on September 8, 2006, operates a restaurant known as STK located in New York, New York. As per the LLC Operating Agreement of Little West 12 th , such LLC is set to expire on December 31, 2099. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 61.22% interest in this entity.

One LA is a limited partnership formed on April 20, 2006 under the laws of the State of New York. One LA, which commenced operations on June 20, 2007, operated a restaurant known as One Restaurant located in West Hollywood, California. As per the LLC Operating Agreement of One LA, such LLC is set to expire on December 31, 2099. However, on August 1, 2009, One LA ceased operations. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 78.47% interest in this entity.

7

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Bridge is an LLC formed on January 4, 2005 under the laws of the State of California. Bridge operates a restaurant, bar and lounge known as STK and Coco de Ville located in Los Angeles, California. STK commenced operations on February 24, 2008 and Coco de Ville commenced operations on May 13, 2008. On January 15, 2011, Coco de Ville ceased operations. As per the LLC Operating Agreement of Bridge, such LLC is set to expire on December 31, 2057. As of September 30, 2013 and December 31, 2012, STK-LA has a 77% interest in this entity.

STK-LA, which is wholly-owned by THE ONE GROUP, is an LLC formed on May 31, 2007 under the laws of the State of New York. STK-LA has a 77% interest in Bridge. As per the LLC Operating Agreement of STK-LA, such LLC is set to expire on December 31, 2099.

WSATOG is an LLC formed on October 18, 2007 under the laws of the State of Delaware. WSATOG is a holding company that owns 100% of Miami Services and STK Miami. As per the LLC Operating Agreement of WSATOG, such LLC is set to exist in perpetuity. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 60% interest in this entity. On October 23, 2013 THE ONE GROUP executed a Transfer Agreement in which it purchased the remaining 40% interest in WSATOG from the previous minority shareholder for $1,800,000.

Miami Services, which is wholly-owned by WSATOG, is an LLC formed in October 18, 2007 under the laws of the State of Florida. Miami Services, which commenced operations on March 24, 2008, operates a food and beverage service through The Perry Hotel located in Miami Beach, Florida. As per the LLC Operating Agreement of Miami Services, such LLC is set to exist in perpetuity.

STK Miami, which is wholly-owned by WSATOG, is an LLC formed on October 18, 2007 under the laws of the State of Florida. STK Miami operates a restaurant, bar and lounge known as STK and Coco de Ville located in Miami Beach, Florida. STK commenced operations on January 4, 2010 and Coco de Ville commenced operations on February 4, 2010. On July 3, 2011, Coco de Ville ceased operations. As per the LLC Operating Agreement of STK Miami, such LLC is set to exist in perpetuity.

Basement Manager is an LLC formed on January 12, 2006 under the laws of the State of New York. Basement Manager, which commenced operations on August 25, 2006, operates a nightclub known as Tenjune located in New York, New York. As per the LLC Operating Agreement of Basement Manager, such LLC is set to expire on December 31, 2099. As of September 30, 2013 Little West 12th has a 61% interest in this entity and at December 31, 2012, Little West 12 th has a 55% interest in this entity.

8

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

JEC II is an LLC formed on May 28, 2003 under the laws of the State of New York. JEC II, which commenced operations on December 2, 2003, operated a restaurant known as One Restaurant located in New York, New York. In 2010, JEC II changed its concept and name of the restaurant to The Collective. On June 11, 2011, JEC II ceased operations. As per the LLC Operating Agreement of JEC II, such LLC is set to expire on December 31, 2099. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 96.14% interest in this entity; prior to January 1, 2012 this entity was controlled by the Company.

One TCI, which is wholly-owned by THE ONE GROUP, was formed on December 19, 2008 in Turks and Caicos Islands, British West Indies. One TCI, which commenced operations in 2009, held a management agreement with a hotel in Turks and Caicos to operate and manage the food and beverage operations in that hotel. One TCI ceased operations on October 31, 2011.

One Marks is an LLC formed on December 7, 2004 under the laws of the State of Delaware to hold the “One” trademark . It is management's intent that such LLC will continue in existence in perpetuity. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 95.09% interest in this entity.

MPD, which is wholly-owned by Little West 12 th , is an LLC formed in October 24, 2005 under the laws of the State of New York. MPD commenced operations on June 13, 2011 and operates the STK rooftop in New York, New York. It is management's intent that such LLC will continue in existence in perpetuity.

One 29 Park Management, which is wholly-owned by THE ONE GROUP, is an LLC formed on April 22, 2009 under the laws of the State of New York. One 29 Park Management owns ten percent of One 29 Park, LLC, which operates a restaurant and manages the rooftop of a hotel located in New York, New York .. Operations for One 29 Park Management commenced on August 18, 2010. As per the LLC Operating Agreement of One 29 Park Management, such LLC is set to exist in perpetuity.

Midtown Holdings is an LLC formed on February 9, 2010 under the laws of the State of New York. Midtown Holdings owns 100% of STK Midtown and STKout Midtown. As per the LLC Operating Agreement of Midtown Holdings, such LLC is set to expire on December 31, 2099. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 73% interest in this entity.

STK Midtown, which is wholly-owned by Midtown Holdings, is an LLC formed on December 30, 2009 under the laws of the State of New York. STK Midtown, commenced operations on December 7, 2011 and operates a restaurant known as STK located in New York City, New York . It is management's intent that such LLC will continue in existence in perpetuity.

9

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

STKout Midtown, which is wholly-owned by Midtown Holdings, is an LLC formed on December 30, 2009 under the laws of the State of New York. STKout Midtown, commenced operations on March 28, 2012 and operates a kiosk known as STKout in New York, New York. It is management's intent that such LLC will continue in existence in perpetuity. STKout Midtown ceased operations in 2013.

STK Atlanta, which is wholly-owned by THE ONE GROUP, is an LLC formed on December 9, 2009 under the laws of the State of Georgia. STK Atlanta, operates two restaurants known as STK and Cucina Asellina located in Atlanta, Georgia. STK commenced operations on December 15, 2011 and Cucina Asellina commenced operations on February 20, 2012. It is management's intent that such LLC will continue in existence in perpetuity.

STK Vegas, which is wholly-owned by THE ONE GROUP, is an LLC formed on November 13, 2009 under the laws of the State of Nevada. STK Vegas manages a restaurant known as STK located at the Cosmopolitan Hotel in Las Vegas, Nevada which commenced operations on December 15, 2010. It is management's intent that such LLC will continue in existence in perpetuity.

One Atlantic City, which is wholly-owned by THE ONE GROUP, is an LLC formed on January 31, 2012 under the laws of the State of New Jersey. One Atlantic City commenced operations on April 9, 2012 and operated a restaurant known as ONE in Atlantic City, New Jersey. It is management's intent that such LLC will continue in existence in perpetuity. One Atlantic City ceased operations on December 11, 2012.

Asellina Marks is an LLC formed on December 5, 2011 under the laws of the State of Delaware to hold the “Asellina” trademark . It is management's intent that such LLC will continue in existence in perpetuity. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 50% interest in this entity.

Heraea, which is wholly-owned by THE ONE GROUP, is an LLC formed on May 1, 2012 under the laws of the State of Nevada. Heraea commenced operations in February 2013 and operates a restaurant in Las Vegas, Nevada. It is management's intent that such LLC will continue in existence in perpetuity.

Xi Shi Las Vegas, which is wholly-owned by THE ONE GROUP, is an LLC formed on August 14, 2012 under the laws of the State of Nevada. Xi Shi Las Vegas is expected to commence operations in 2013 in Las Vegas, Nevada. It is management's intent that such LLC will continue in existence in perpetuity.

TOG UK was formed on July 6, 2010 under the laws of the United Kingdom. TOG UK is a holding company that owns 100% of TOG Aldwych and CA Aldwych, as well as majority interest in Hip Hospitality UK. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 50.01% interest in this entity.

10

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Hip Hospitality UK was formed on May 13, 2010 under the laws of the United Kingdom. Hip Hospitality UK is a management company that manages and operates the food and beverage operations in the Hippodrome Casino in London. Operations in the casino commenced in 2012. As of September 30, 2013 and December 31, 2012, TOG UK has a 70% interest in this entity.

TOG Aldwych , which is wholly-owned by TOG UK, was formed on April 18, 2011 under the laws of the United Kingdom. TOG Aldwych is a management company that manages and operates a restaurant, bar and lounges in the ME Hotel in London. Operations at these venues within the hotel commenced in 2012.

CA Aldwych , which is wholly-owned by TOG UK, was formed on July 4, 2012 under the laws of the United Kingdom. CA Aldwych is a management company that will manage and operate a restaurant known as Cucina Asellina in the ME Hotel in London. Operations at the restaurant are expected to commence in 2013.

BBCLV is an LLC formed on March 8, 2012 under the laws of the State of Nevada. BBCLV commenced operations on October 31, 2012 and operates a restaurant known as Bagatelle in Las Vegas, Nevada. It is management's intent that such LLC will continue in existence in perpetuity. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 84.70% and 78.60% interest in this entity, respectively. In July 2013, BBCLV ceased operations.

STK DC, which is wholly-owned by THE ONE GROUP, is an LLC formed on November 20, 2012 under the laws of the State of Delaware. STK DC will operate a restaurant known as STK in Washington, DC. It is management's intent that such LLC will continue in existence in perpetuity. As of September 30, 2013 and December 31, 2012, THE ONE GROUP has a 93.5% and 100% interest in this entity, respectively .

Unaudited interim financial information:

The accompanying consolidated balance sheet as of September 30, 2013, the consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for the nine months ended September 30, 2013 and 2012 are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position and results of operations and cash flows for the nine months ended September 30, 2013 and 2012. The financial data and the other information disclosed in these notes to the condensed consolidated financial statements related to these nine month periods are unaudited. Certain information and disclosures included in the annual consolidated financial statements have been omitted for the interim periods disclosed pursuant to the rules and regulations of the SEC. The results of the nine months ended September 30, 2013 are not necessarily indicative of the results to be expected for the year ending December 31, 2013 or for any other interim period or other future year.

Restatement:

Subsequent to the issuance of the 2011 consolidated financial statements on July 26, 2012, it was determined that certain entities included in the consolidated financial statements did not meet the requirements to be consolidated. Further, as a result, the Company restated its previously issued consolidated financial statements for the year ended December 31, 2011.

In addition to correcting the error noted previously, the Company has made certain reclassifications to the 2011 consolidated financial statements to conform to the 2012 presentation.

11

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

In order to correct the items described above, the 2011 consolidated financial statements were restated as follows:

Consolidated Balance Sheet

December 31, 2011

	As Originally Reported	Other Reclassifications	Effect of Correction of Error	As Restated

Current assets	$5,612,436		$(68,947)	$5,543,489
Property and equipment, net	$20,701,603		$(1,699,611)	$19,001,992
Investments	$419,000		$1,412,531	$1,831,531
Other assets	$1,183,469		$1,470	$1,184,939
Total assets	$27,916,508		$(354,557)	$27,561,951

Current liabilities	$6,170,115	$1,250,000	$(41,848)	$7,378,267
Other liabilities	$12,580,642	$(1,250,000)	$-	$11,330,642
Total liabilities	$18,750,757	$-	$(41,848)	$18,708,909

Members’ Equity:
The One Group LLC members' equity	$1,554,292		$200,971	$1,755,263
Noncontrolling interest	$7,611,459		$(513,680)	$7,097,779
Total equity	$9,165,751		$(312,709)	$8,853,042

Total liabilities and members equity	$27,916,508		$(354,557)	$27,561,951

Consolidated Statement of Operations and Comprehensive Income

Year Ended December 31, 2011

	As Originally Reported	Reclass- ifications for Discontinued Operations	Other Reclass- ifications	Effect of Correction of Error	As Restated

Total revenues	$42,822,529		$3,269,132		$46,091,661
Food and beverage costs	$(10,532,896)		$20,492		$(10,512,404)
Unit operating expenses	$(24,779,728)		$(2,090,205)		$(26,869,933)
General and administrative , net	$(4,154,520)		$2,294,793	$14	$(1,859,713)
Management and royalty fees	$2,120,701		$(2,436,279)	$(75,711)	$(391,289)
Pre-opening expenses	$(2,162,639)	$322,061		$658,191	$(1,182,387)
Equity in (income) of Subsidiaries	$-			$(95,202)	$(95,202)
Other (income) expense	$1,073,896	$(97,753)	$(1,057,933)	$-	$(81,790)
Income (loss) from continuing operations before provision for income taxes	$2,239,314	$224,308		$487,291	$2,950,913
Income from continuing Operations	$2,043,081	$224,308		$487,291	$2,754,680
Discontinued operations	$(663,373)	$(224,308)			$(887,681)
Net income	$1,379,708			$487,291	$1,866,999
Less: net income attributable to noncontrolling interest	$577,706			$286,320	$864,026
Net income attributable to The One Group, LLC and Subsidiaries	$802,002			$200,971	$1,002,973

12

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Consolidated Statement of Changes in Members’ Equity

Year Ended December 31, 2011

	As Originally Reported	Effect of Correction of Error	As Restated
The One Group, LLC and Subsidiaries equity:
Net income	$802,002	$200,971	$1,002,973
Totals	$1,554,292	$200,971	$1,755,263
Noncontrolling interest:
Net income	$577,706	$286,320	$864,026
Members’ contributions	$957,000	$(800,000)	$157,000
Totals	$7,611,459	$(513,680)	$7,097,779

Total equity	$9,165,751	$(312,709)	$8,853,042

Statement of Cash Flows

Year Ended December 31, 2011

	As Originally Reported	Effect of Correction of Error	As Restated
Operating activities:
Net income	$1,379,708	$487,291	$1,866,999
Loss on equity method investment	$-	$95,202	$95,202
Changes in operating assets and liabilities:
Current assets	$(252,252)	$159,530	$(92,722)
Current liabilities	$1,746,005	$(50,357)	$1,695,648
Other assets	$(30,501)	$51,031	$20,530
Net cash provided by operating activities	$5,733,960	$742,697	$6,476,657

Investing activities:
Purchase of property and equipment	$(9,160,949)	$1,699,611	$(7,461,338)
Investments in unconsolidated investees	$51,000	$(1,507,733)	$(1,456,733)
Due from related parties	$(131,188)	$(98,667)	$(229,855)
Other	$52,501	$(52,501)	$-
Net cash provided by (used in) investing activities	$(9,188,636)	$40,710	$(9,147,926)

Financing activities:
Cash overdraft	$12,135	$8,510	$20,645
Contributions from members	$957,000	$(800,000)	$157,000
Net cash provided by (used in) financing activities	$2,908,338	$(791,490)	$2,116,848

Net decrease in cash	$(546,338)	$(8,083)	$(554,421)

Cash and cash equivalents, beginning of year	$2,291,165	$-	$2,291,165

Cash and cash equivalents, end of year	$1,744,827	$(8,083)	$1,736,744

13

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Use of estimates:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Investments:

Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Under the equity method of accounting, an Investee company’s accounts are not reflected within the Company’s consolidated balance sheets and statements of operations and comprehensive (loss) income; however, the Company’s share of the earnings or losses of the Investee company is reflected in the caption ‘‘Equity in loss of Investee companies’’ in the consolidated statements of operations and comprehensive loss. The Company’s carrying value in an equity method Investee company is reflected in the caption ‘‘Investments’’ in the Company’s consolidated balance sheets.

When the Company’s carrying value in an equity method Investee company is reduced to zero, no further losses are recorded in the Company’s consolidated financial statements unless the Company guaranteed obligations of the Investee company. When the Investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized. See Note 8 for names of entities accounted for under the equity method and the Company’s percentage interest in such entities.

Fair value of financial instruments:

The carrying amount of cash, receivables, accounts payable, accrued expenses, member loans and line of credit approximate fair value due to the immediate or short-term maturity of these financial instruments. The fair value of notes payable is determined using current applicable rates for similar instruments as of the balance sheet date and approximates the carrying value of such debt.

Cash and cash equivalents:

The Company’s cash and cash equivalents are defined as cash and short-term highly liquid investments with an original maturity of three months or less from the date of purchase. The Company’s cash and cash equivalents consist of cash in banks as of September 30, 2013 and December 31, 2012 and 2011.

14

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Concentrations of credit risk:

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and accounts receivable, which include credit card receivables. At times, the Company's cash may exceed federally insured limits. At September 30, 2013, the Company has cash balances in excess of federally insured limits in the amount of approximately $327,000. Concentrations of credit risk with respect to credit card receivables are limited. Credit card receivables are anticipated to be collected within three business days of the transaction.

The Company closely monitors the extension of credit to its noncredit card customers while maintaining allowances for potential credit losses, if required. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, if required, based on a history of past write-offs and collections and current credit considerations. The allowance for uncollectible accounts receivable totaled $164,004 at both September 30, 2013 and December 31, 2012 and $0 as of December 31, 2011. The determination of the allowance for uncollectible accounts receivable includes a number of factors, including the age of the accounts, past experience with the accounts, changes in collection patterns and general industry conditions.

As of September 30, 2013, December 31, 2012 and 2011, amounts owed from hotels accounted for approximately 66%, 65% and 37% of accounts receivable, respectively, and amounts owed from the landlord at Midtown accounted for approximately 7%, 6% and 27% of accounts receivable, respectively.

Noncontrolling interest:

Noncontrolling interest related to the Company's ownership interests of less than 100% is reported as noncontrolling interest in the consolidated balance sheets. The noncontrolling interest in the Company' earnings is reported as net income (loss) attributable to the noncontrolling interest in the consolidated statements of operations and comprehensive (loss) income.

Foreign currency translation:

Assets and liabilities of foreign operations are translated into U.S. dollars at year end exchange rates and revenues and expenses are translated at average monthly exchange rates. Gains or losses resulting from the translation of foreign subsidiaries represent other comprehensive income (loss) and are accumulated as a separate component of members’ equity. Currency transaction gains or losses are recorded as other income (expense) in the consolidated statements of operations and comprehensive loss amounted to $0 for the nine months ended September 30, 2013 and the years ended December 31, 2012, 2011 and 2010.

Accounts receivable:

Accounts receivable is primarily comprised of normal business receivables such as credit card receivables, landlord contributions, management and incentive fees and other reimbursable amounts due from hotel operators where the Company has a location, and are recorded when the products or services have been delivered or rendered at the invoiced amounts.

15

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Inventory:

The Company's inventory consists of food, liquor and other beverages and is valued at the lower of cost, on a first-in first-out basis, or market.

Property and equipment:

Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives as follows:

Computer and equipment	5-7 years
Furniture and fixtures	5-7 years

Restaurant supplies are capitalized during initial year of operations. All supplies purchased subsequent are charged to operations as incurred. Leasehold improvements are amortized on the straight-line method over the lesser of the estimated useful life of the assets or the lease term. Costs of maintenance and repairs are charged to operations as incurred. Any major improvements and additions are capitalized.

Impairment of long-lived assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing a review for impairment, the Company compares the carrying value of the assets with their estimated future undiscounted cash flows. If it is determined that an impairment has occurred, the loss would be recognized during that period. The impairment loss is calculated as the difference between the asset carrying values and the present value of estimated net cash flows or comparable market values. No impairment was recognized during the nine months ended September 30, 2013. In 2012, management determined that 100% of the property and equipment for BBCLV were impaired. An impairment charge of $5,059,495 is recorded in discontinued operations in the Company's consolidated statements of operations and comprehensive loss in 2012.

In 2012, management decided to close One Atlantic City and STKout Midtown due to continuing losses. As a result, certain assets were deemed impaired. An impairment charge of $74,057 is recorded in discontinued operations in the Company's consolidated statements of operations and comprehensive loss in 2012.

In 2010, management decided to close The Collective due to continuing losses. As a result, all renovations made to the restaurant were deemed impaired and an impairment charge of $304,858 was recorded in discontinued operations in the Company's consolidated statements of operations and comprehensive loss in 2010.

Deferred rent:

Deferred rent represents the net amount of the excess of recognized rent expense over scheduled lease payments and recognized sublease rental income over sublease receipts. Deferred rent also includes the landlord's contribution towards construction (lease incentive), that will be amortized over the lease term. For rent expense, the Company straight lines the expense.

16

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Pre-opening expenses:

Costs of pre-opening activities are expensed as incurred.

Revenue recognition:

Revenue consists of restaurant sales, management, incentive and royalty fee revenues. The Company recognizes restaurant revenues when goods and services are provided. Revenue for management services (inclusive of incentive fees) are recognized when services are performed or earned and fees are billable. Royalty fees are recognized as revenue in the period the licensed restaurants’ revenues are earned.

Deferred revenue:

Deferred revenue represents gift certificates outstanding and deposits on parties. The Company recognizes this revenue when the gift certificates are redeemed and/or the parties are held.

Taxes collected from customers:

The Company accounts for sales taxes collected from customers on a net basis (excluded from revenues).

Income taxes:

The Company is not a taxpaying entity for Federal or state income tax purposes. Accordingly, no Federal or state income tax expense has been recorded in the accompanying consolidated financial statements. Income or loss of the Company is allocated to the members for inclusion in their individual income tax returns. The Company is however, liable for New York City unincorporated business tax. In addition, four of the entities included in the consolidated financial statements are foreign entities (UK entities). These companies remain liable for local statutory taxes which have been provided for in the consolidated financial statements.

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the consolidated financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has no unrecognized tax benefits at December 31, 2012 and September 30, 2013. The Company's U.S. Federal, state and local income tax returns prior to fiscal year 2010 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company's foreign income tax returns prior to fiscal year 2011 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

17

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company recognizes interest and penalties associated with uncertain tax positions as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the consolidated balance sheets.

Advertising:

The Company expenses the cost of advertising and promotions as incurred. Advertising expense included in continuing operations amounted to $1,614,090, $1,175,101 and $1,552,557 in 2012, 2011 and 2010, respectively.

Comprehensive income (loss):

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). The Company's other comprehensive income (loss) is comprised of foreign currency translation adjustments. The amount of other comprehensive loss related to the foreign currency adjustment amounted to $105,711 and $(12,092) as of September 30, 2013 and December 31, 2012, respectively, and $0 as of December 31, 2011.

Recent accounting pronouncements

In February 2013, the Financial Accounting Standards Board (“FASB”) issued guidance requiring disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This guidance is effective prospectively for the Company for annual and interim periods beginning January 1, 2013. The Company believes that the impact of this standard will not have a material impact on its consolidated financial statements.

Note 2 - Inventory:

Inventory consists of the following:

	At September 30,	At December 31,
	2013	2012	2011
	(unaudited)
Food	$72,535	$116,191	$143,582
Beverages	878,077	1,249,990	1,027,241

Totals	$950,612	$1,366,181	$1,170,823

18

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 3 - Property and equipment, net:

Property and equipment, net consist of the following:

	At September 30,	At December 31,
	2013	2012	2011
	(unaudited)		(Restated)
Furniture, fixtures and equipment	$6,414,575	$6,033,422	$5,526,948
Leasehold improvements	24,248,454	23,767,148	22,421,249
Construction in progress	588,000	11,653	53,553
Restaurant supplies	579,692	592,583	407,745
	31,830,721	30,404,806	28,409,495
Less accumulated depreciation and amortization	18,471,452	16,769,324	9,407,503

Totals	$13,359,269	$13,635,482	$19,001,992

Depreciation and amortization related to property and equipment included in continuing operations amounted to $1,312,526 for the nine months ended September 30, 2013 and $7,329,860, $1,709,291 and $2,504,534 in the years ended December 31, 2012, 2011 and 2010, respectively.

Note 4 – Accrued expenses:

Accrued expenses at December 31, consisted of the following:

	2012	2011

Sales tax payable	$750,612	$256,181
Legal	248,068	248,068
Payroll and related	258,644	495,411
Interest	277,633	-
Management fees	-	167,858
Due to hotels	250,721	-
Property and equipment	242,814	636,021
Other	385,639	390,392

Totals	$2,414,131	$2,193,931

Note 5 - Notes payable:

On October 1, 2009, the Company entered into a promissory note with an entity owned by a relative of a member in the amount of $300,000, whereby principal and all unpaid and accrued interest are due on demand. Interest accrues at a rate of 20%, half of the interest (interest at a rate of 10% per annum) shall be paid by THE ONE GROUP in eight consecutive quarterly fixed payments of interest only, in arrears, in the amount of $7,500 and all remaining interest shall be repaid in full when the note is settled. The loan is secured by a portion of THE ONE GROUP's interest in the following subsidiaries: a 10.14% ownership interest in JEC II, a 6.55% ownership interest in One Marks, a 5.19% ownership interest in Little West 12 th and a 4.63% ownership interest in One-LA. At September 30, 2013, December 31, 2012 and 2011, $300,000 remained outstanding under this note. This note is subordinate to the credit facility with the bank.

19

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

On October 1, 2009, THE ONE GROUP purchased the following membership units from a former member: 10.14% in JEC II, 6.55% in One Marks, 5.19% in Little West 12 th and 4.63% in One LA. The Company paid $400,000, of which $300,000 was paid in cash and $100,000 in the form of a note and issued warrants (See Note 13) to purchase up to 10,090 membership units of the Company at an exercise price of $22.94 per membership unit. Commencing in December 2009, quarterly payments of principal and interest in the amount of $5,656 are to accrue at an interest at a rate of 5% through September 2014. At September 30, 2013, December 31, 2012 and 2011, $20,000, $35,000 and $55,000 remained outstanding under this note, respectively.

On October 31, 2011, the Company entered into a credit facility with a bank to borrow up to $3,000,000. The credit facility is to accrue at an interest rate equal to the greater of prime plus 1.75% and 5.0% (5% at December 31, 2012) through April 30, 2014. In January 2013, the Company refinanced its credit facility with the bank to borrow up to $5,000,000. The credit facility is to accrue at an interest rate equal to the greater of prime plus 1.75% and 5.0% through April 30, 2015. The agreement contains certain financial and nonfinancial covenants. The Company obtained a waiver from the bank for all covenant violations. The Company could be in violation of a financial covenant prior to December 31, 2013 and therefore, this facility is classified as a current liability. The CEO of the Company has personally guaranteed this credit facility and in exchange the Company pays him an annual fee of 3% which for the nine months ended September 30, 2013 was $96,162 and for the years ended December 31, 2012 and 2011 was $57,651 and $6,075, respectively. The credit agreement is secured by substantially all of the assets of THE ONE GROUP, STK Atlanta, STK Vegas, One 29 Park Management, Heraea and Xi Shi Las Vegas and is guaranteed by a member. At September 30, 2013, December 31, 2012 and 2011, $4,905,556, $2,477,778 and $1,250,000 remained outstanding under this credit facility, respectively.

Minimum future payments on the notes payable in each of the years subsequent to December 31, 2012 are $2,797,778 in 2013 and $15,000 in 2014.

Interest expense recognized related to these notes amounted to $171,891, $30,507 and $32,625 for the years ended December 31, 2012, 2011 and 2010, respectively.

Note 6 - Member loans:

In 2007, the Company entered into several demand loans with a member totaling $4,392,777 that accrue interest ranging from 6% to 12%. On February 27, 2009, $1,000,000 was converted to equity. In 2012, one of the notes for $500,000 was forgiven by the member in exchange for all of our membership interest in an investment in 408 W 15 Members LLC, an unrelated party, which was held by the Company. There was no gain or loss recognized in this exchange. At September 30, 2013, December 31, 2012 and 2011, $6,473,702, $4,181,391 and $3,760,211, including accrued interest of $1,398,925, $1,106,614 and $885,434, respectively, remained outstanding under these loans. Interest expense recognized related to these member loans was $281,299, $252,405 and $266,165 in 2012, 2011 and 2010, respectively. These notes, along with accrued interest, was repaid in conjunction with the Merger.

On October 13, 2009, the Company entered into a promissory note with a member in the amount of $750,000, with interest accruing at a monthly rate of 12%. Principal and all unpaid and accrued interest are due on October 13, 2014. Subsequently, this member provided additional funds in the amount of $26,652 to the Company to be paid in accordance with the terms above. The loan was repaid in 2012. At December 31, 2011, $782,253, including accrued interest of $5,601, was outstanding under this loan. Interest expense recognized related to this member loan was $8,408, $110,026 and $101,003 in 2012, 2011 and 2010, respectively. These notes, along with accrued interest, was repaid in conjunction with the Merger.

20

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The above member loans are subordinated to the credit facility with the bank (See Note 5).

On December 9, 2011, TOG UK entered into two loan agreements with entities that are controlled by a member for funds up to £230,000 and £300,000. The loans are due on demand and are accruing interest at an interest rate of 8%. At September 30, 2013, December 31, 2012 and 2011, $903,616, $846,222 and $0, respectively, was outstanding under these loans. Interest expense recognized related to these loans was $45,379 for the years ended December 31, 2012 and $0 in 2011 and 2010. These notes, along with accrued interest, was repaid in conjunction with the Merger.

Note 7 - Nonconsolidated variable interest entities:

Accounting principles generally accepted in the United States of America provide a framework for identifying variable interest entities (VIEs) and determining when a company should include the assets, liabilities, noncontrolling interests, and results of activities of a VIE in its consolidated financial statements. In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to direct the activities of the entity that most significantly impact its economic performance, or (3) has a group of equity owners that do not have the obligation to absorb losses of the entity or the right to receive returns of the entity. A VIE should be consolidated if a party with an ownership, contractual, or other financial interest in the VIE that is considered a variable interest (a variable interest holder) has the power to direct the VIE’s most significant activities and the obligation to absorb losses or right to receive benefits of the VIE that could be significant to the VIE. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. At September 30, 2013, December 31, 2012 and 2011, the Company held investments that were evaluated against the criteria for consolidation and determined that it is not the primary beneficiary of the investments because the Company lacks the power to direct the activities of the variable interest entities that most significantly impacts their economic performance. Therefore consolidation in the Company’s financial statements is not required. At September 30, 2013, December 31, 2012 and 2011, the Company held the following investments:

	At September 30,	At December 31,
	2013	2012	2011
	(unaudited)		(Restated)
Bagatelle NY LA Investors, LLC	$938,858	$1,075,418	$967,070
Bagatelle Little West 12 th Street, LLC	921,385	439,365	445,461
Bagatelle La Cienega, LLC	-	-	-
Totals	$1,860,243	$1,514,783	$1,412,531

21

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Bagatelle NY LA Investors, LLC is a holding company that has interests in two operating restaurant companies, Bagatelle Little West 12 th Street, LLC and Bagatelle La Cienega, LLC. All three entities were formed in 2011. The Company holds interests in all three entities, see Note 8 for condensed financial information related to these entities.

During the nine months ended September 30, 2013 and the years ended December 31, 2012 and 2011, the Company provided no explicit or implicit financial or other support to these VIEs that were not previously contractually required.

The amounts presented above represent maximum exposure to loss.

Note 8 - Investments:

The Company has investments in Bagatelle NY LA Investors LLC (“Bagatelle Investors”), Bagatelle Little West 12 th , LLC (“Bagatelle NY”) and Bagatelle LA Cienega, LLC (“Bagatelle LA”) as reflected in Note 7. In addition, the Company has an investment in One 29 Park, LLC (“One 29 Park“) with a carrying amount of $419,000 at September 30, 2013, December 31, 2012 and 2011. These investments have been accounted for under the equity method. Included in due to/from related parties at September 30, 2013, December 31, 2012 and 2011 are amounts due to/from these entities, net of $225,222, $(488,805) and $58,355, respectively. Included in accounts receivable are management fees due at September 30, 2013, December 31, 2012 and 2011 from these entities for $225,222, $345,786 and $300,708, respectively.

Condensed financial information for Bagatelle Investors, Bagatelle NY, Bagatelle LA and One 29 Park as of, and for the nine months ended September 30, 2013 and the years ended December 31, 2012, 2011 and 2010 are as follows:

September 30, 2013:
(unaudited)
	Bagatelle	Bagatelle	Bagatelle	One 29
	Investors	NY	LA	Park

Company ownership	31.24%	5.23%	5.23%	10.00%

Current assets	$384,074	$1,855,140	$120,339	$1,166,495
Noncurrent assets	3,052,363	2,326,531	534,910	1,187,452
Current liabilities	(19,114)	(983,180)	(1,034,039)	(364,768)
Noncurrent liabilities	-	(161,495)	(25,317)	-
Equity	$3,417,323	$3,036,997	$(404,106)	$1,989,179

Revenues	$-	$8,747,933	$1,236,199	$7,242,579
Operating income (loss)	143,513	1,283,943	(518,716)	859,245
Net income (loss)	140,954	1,207,760	(537,865)	(207,677)

December 31, 2012:
	Bagatelle	Bagatelle	Bagatelle	One 29
	Investors	NY	LA	Park

Company ownership	31.24%	5.23%	5.23%	10.00%

Current assets	$684,095	$1,165,932	$107,517	$1,673,947
Noncurrent assets	3,229,291	2,702,895	674,312	1,171,226
Current liabilities	(117,017)	(1,512,816)	(626,338)	(567,270)
Noncurrent liabilities	-	(119,956)	(21,732)	-
Equity	$3,796,369	$2,236,055	$133,759	$2,277,903

Revenues	$-	$6,089,189	$1,745,057	$10,911,564
Operating income (loss)	(184,380)	105,420	(995,511)	2,185,157
Net income (loss)	(184,380)	79,416	(1,002,842)	499,847

22

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 (Restated):
	Bagatelle	Bagatelle	Bagatelle	One 29
	Investors	NY	LA	Park

Company ownership	55.56%	4.00%	4.00%	10.00%

Current assets	$68,863	$367	$14,756	$1,927,635
Noncurrent assets	1,671,901	1,296,712	402,898	1,200,598
Current liabilities	-	(58,355)	-	(1,178,970)
Noncurrent liabilities	-	-	-	-
Equity	$1,740,764	$1,238,724	$417,654	$1,949,263

Revenues	$-	$-	$-	$11,935,280
Operating income (loss)	(59,251)	(303,229)	(354,960)	2,333,777
Net income (loss)	(59,251)	(303,229)	(354,960)	757,106

December 31, 2010:
	Bagatelle	Bagatelle	Bagatelle	One 29
	Investors	NY	LA	Park

Company ownership	0.0%	0.0%	0.0%	10.00%

Current assets	$-	$-	$-	$901,604
Noncurrent assets	-	-	-	37,425
Current liabilities	-	-	-	(390,726)
Noncurrent liabilities	-	-	-	(661,745)
Equity	$-	$-	$-	$(113,442)

Revenues				$2,310,891
Operating income (loss)				(413,442)
Net income (loss)				(413,442)

The Company has accounted for its investments in Bagatelle NY, Bagatelle LA and One 29 Park, LLC under the equity method due to its ability to exercise significant influence over such entities.

Note 9 - Related party transactions:

Due from related parties consists of amounts related to the Company and its related entities which arose from noninterest bearing cash advances and are expected to be repaid within the next twelve months. Included in other assets are noninterest bearing cash advances made to related parties that are not expected to be repaid within the next twelve months. As of September 30, 2013, December 31, 2012 and 2011, these advances amounted to $678,495, $657,912 and $0, respectively.

The Company incurred approximately $950, $273,000 and $421,000 in 2012, 2011 and 2010, respectively, for design services at the various restaurants to an entity owned by one of the Company's members. Included in accounts payable at December 31, 2012 and 2011 is a balance due to this entity of approximately $20,400 and $36,900, respectively.

23

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company incurred approximately $654,000, $451,000 and $517,000 in 2012, 2011 and 2010, respectively, for legal fees to an entity owned by one of the Company's members. Included in accounts payable and accrued expenses at December 31, 2012 and 2011 is a balance due to this entity of approximately $410,000 and $343,000, respectively.

The Company incurred approximately $53,000 in 2012 and $0 in 2011 and 2010, for consulting fees to an entity owned by one of the Company's members.

The Company incurred approximately $25,000 in 2010 for construction services to an entity owned by one of the Company's members. There were no amounts paid to this related entity for 2012 and 2011.

Note 10 - Income taxes:

The provision for income taxes consists of the following:

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)	(unaudited)
Current	$112,662	$180,229	$301,932	$193,751	$199,140
Deferred	42,876	(161,192)	(176,755)	(43,556)	(78,280)
Effect of change in valuation allowances	-	-	(111,375)	46,038	-
Totals	$155,538	$19,037	$13,802	$196,233	$120,860

The reconciliation between the Company's effective tax rate on income from continuing operations and the statutory rate is as follows:

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)	(unaudited)
Income tax expense at federal statutory rate	$-	$-	$-	$-	$-
State and local income taxes	155,538	19,037	125,177	150,195	120,860
Change in valuation allowance	-	-	(111,375)	46,038	-
Income tax expense	$155,538	$19,037	$13,802	$196,233	$120,860

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

24

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

	At September 30,	At December 31,
	2013	2012	2011
Long-term deferred tax assets (liabilities):	(unaudited)
State and local net operating loss carryforwards	$59,874	$76,918	$90,157
Deferred rent	168,079	169,183	115,031
Lease incentives	34,914	36,868	38,842
Depreciation and amortization	44,089	66,413	(56,857)
Total long-term deferred tax assets	306,956	349,382	187,173

Valuation allowance	-	-	(111,375)
Total net deferred tax assets	$306,956	$349,382	$75,798

Net operating loss carryfowards of approximately $1,923,000 expire through 2023.

In assessing the realizability of deferred tax assets, Management considers whether it is more likely than not that the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. At December 31, 2011, a valuation allowance equal to 100% of the deferred tax assets has been provided for JEC II due to the uncertainty related to the extent and timing of JEC II's future taxable income. In 2012, JEC II began generating income through its interest in Bagatelle NY, which was profitable in 2012 and is expected to generate future taxable income. As such, the valuation allowance was reversed in 2012.

Note 11 - Commitments and contingencies:

Operating leases:

The Company is obligated under several operating leases for the restaurants, equipment and office space, expiring in various years through 2031, that provide for minimum annual rentals, escalations, percentage rent, common area expenses or increases in, real estate taxes.

Future minimum rental commitments under the leases and minimum future rental income per the sublease in five years subsequent to 2012 and thereafter are as follows:

Year Ending			Net
December 31,	Expense	Income	Amount

2013	$4,872,205	$(1,074,012)	$3,798,193
2014	5,513,319	(1,127,152)	4,386,167
2015	5,440,413	(1,075,083)	4,365,330
2016	5,465,932	(1,063,784)	4,402,148
2017	4,989,656	(851,741)	4,137,915
Thereafter	44,658,330	(4,490,707)	40,167,623
Total	$70,939,855	$(9,682,479)	$61,257,376

25

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

In January 2010, STK Midtown entered into a lease agreement for a term of twenty years, which was subsequently amended, that provides for the landlord to contribute up to $1,036,900 towards construction, is included in deferred rent and will be amortized over the lease term. As of September 30, 2013 and December 31, 2012, $210,458 remains outstanding and is included in accounts receivable.

Rent expense (including percentage rent of $350,938, $1,405,577, $1,102,699 and $919,698), included in continued operations, amounted to $2,243,012, $3,051,896, $4,028,173 and $2,950,528 in the nine months ended September 30, 2013, 2012, 2011 and 2010, respectively. Rent expense included in continuing operations has been reported in the consolidated statements of operations and comprehensive (loss) income net of rental income of $339,342, $391,983, $189,366 and $0 in the nine months ended September 30, 2013, 2012, 2011 and 2010, respectively, related to subleases with related and unrelated parties which expires through 2025.

The CEO of the Company is a limited personal guarantor of the leases for the STK Miami premises with respect to certain covenants under the lease relating to construction of the new premises and helping the landlord obtain a new liquor license for the premises in the event of termination of the lease. The CEO is a limited personal guarantor of the leases for the Bagatelle New York premises with respect to JEC II, LLC’s payment and performance under the lease. The CEO is also a surety to an equipment lease executed by the Company for the benefit of BBCLV, which owns and operated the recently closed Bagatelle Las Vegas.

Capital lease obligations:

In 2007, One LA entered into a capital lease obligation for equipment. The cost of the equipment under the capital lease was included in the consolidated balance sheet as property and equipment and was $250,000 at December 31, 2008, however, the equipment was abandoned and written off when One LA closed in 2009. The capital lease is guaranteed by JEC II and personally guaranteed by a member of the Company. As such, the liability has been transferred to JEC II's books. The lease was repaid in 2012.

In 2008, Bridge entered into a capital lease obligation for equipment. The cost of the equipment under the capital lease is included in the consolidated balance sheet as furniture, fixtures and equipment under property and equipment and was $200,000 at December 31, 2012. Accumulated depreciation of the leased equipment at December 31, 2012 and 2011 was $193,333 and $153,333, respectively. Amortization of assets under capital leases is included in depreciation expense. The capital lease is guaranteed by JEC II and personally guaranteed by a member of the Company. The lease was repaid in 2012.

License and management fees:

Pursuant to its amended and restated operating agreement executed in June 2007, Bridge is obligated to pay management fees equal to 2% of revenues to a member. Management fees amounted to $85,974, $ 91,289 and $125,664 in 2012, 2011 and 2010, respectively. Included in accounts payable at December 31, 2012 and 2011 are amounts due for management fees of $38,783 and $108,439, respectively.

Basement Manager, pursuant to its operating agreement, is obligated to pay management fees to the two managers of the nightclub. Management fees amounted to $300,000 in 2012, 2011 and 2010.

26

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

On January 12, 2009, One TCI entered into a management agreement for a period of ten years with a third party to be the sole and exclusive agent in operating and managing the food and beverage operations at a hotel in Turks and Caicos. In December 2010, the agreement was amended whereby One TCI will receive a 1% gross license fee and 5% gross management fee. The agreement was terminated in October 2011. Management fees amounted to $209,809 and $138,409 in 2011 and 2010, respectively. In 2010, One TCI entered into an amended license agreement with a related party whereby it is obligated to pay a monthly license fee equal to 1.0% of gross revenue, as defined for the use of the "Bagatelle," "Bagatelle Beach" and "Bagatelle Beach Club" name. The agreement was terminated in 2011. License fees amounted to $34,968 and $22,752 in 2011 and 2010, respectively. Included in accounts payable at December 31, 2012 and 2011 are amounts due for license fees of $0 and $59,340, respectively. In addition, One TCI is obligated to pay a management fee to a third party in the amount of 1.0% of gross revenue, as defined. Once the venue achieves profitability, One TCI is obligated to pay a percentage of gross operating profit to this third party. The agreement was terminated in 2011. Management fees amounted to $52,453 and $34,698 in 2011 and 2010, respectively.

In January 2010, STK Vegas entered into a management agreement with a third party for a term of ten years, with two five-year option periods. Under this agreement, STK Vegas shall receive a management fee equal to 5% of gross sales, as defined ("gross sales fee") plus 20% of net profits prior to the investment breakeven point date and 43% of net profits thereafter ("incentive fee"). In addition, STK Vegas is entitled to receive a development fee equal to $200,000. The Company has elected to receive a credit against a portion of its obligation (estimated at approximately $387,000) to fund the build-out in lieu of receiving the $200,000. Management fees amounted to $2,613,812, $1,651,603 and $29,990 in 2012, 2011 and 2010, respectively.

In July 2009, One 29 Park Management entered into an agreement with a third party. Under this agreement, One 29 Park Management shall receive a management fee equal to 5% of gross revenues, as defined, from the restaurant, banquets, room service and rooftop sales and 50% of the base beverage fee, as defined. Management fees amounted to $762,191, $860,388 and $154,493 in 2012, 2011 and 2010, respectively.

In July 2010, Hip Hospitality UK entered into a management agreement with a third party to manage and operate the food and beverage operations in the Hippodrome Casino in London. Under this agreement, Hip Hospitality UK shall receive a management fee equal to 5.5% of total revenue, as defined, as well as an incentive fee if certain conditions are met. Management fees amounted to $194,356 in 2012. Included in accounts receivable at December 31, 2012 are amounts due for management fees and reimbursable expenses of $576,139.

27

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

In December 2011, TOG Aldwych entered into a management agreement with a third party to operate a restaurant, bar and lounges in the ME Hotel in London. Under this agreement, TOG Aldwych shall receive a management fee equal to 5% of receipts received from food and beverages operations. In addition, TOG Aldwych is entitled to receive a monthly marketing fee equal to 1.5% of receipts received from food and beverages operations and an additional fee equal to 65% of net operating profits, as defined. Management fees, marketing fees and additional fees were waived in 2012.

In May 2012, Heraea entered into a management agreement with a third party for a term of ten years, with two five-year option periods. Under this agreement, Heraea shall receive a management fee equal to 5% of gross revenues, as defined, and a profit share of gross operating profit, as defined.

Note 12- Retirement plan:

Effective January 1, 2012, the Company maintains a profit-sharing plan covering all eligible employees in accordance with Section 401(k) of the Internal Revenue Code. The plan is funded by employee and employer contributions. Employer contributions to the plan are at the discretion of the Company. There were no employer contributions in 2012.

Note 13- Outstanding warrants:

At December 31, 2012, there were outstanding warrants to purchase 62,280 membership units of THE ONE GROUP at prices ranging from $22.94 to $32.00 per unit. The warrants became exercisable in 2009 through 2012 and expire at various dates through 2021.

Note 14- Discontinued operations:

Management decided to cease operations for the following entities: One LA (2009), JEC II (2011), One TCI (2011), Bridge's Coco de Ville (2011), STK Miami's Coco de Ville (2011), One Atlantic City (2012), STKout Midtown (2013) and BBCLV (2013).

Summarized operating results related to these entities are included in discontinued operations in the accompanying consolidated statements of operations and comprehensive loss for the nine months ended September 30, 2013 and 2012 and for the years ended December 31, 2012, 2011 and 2010 are as follows:

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)	(unaudited)		(restated)
Revenue	$1,802,831	$2,377,254	$3,544,070	$2,078,915	$6,893,731
Costs and expenses	6,966,251	4,814,268	8,435,397	2,966,596	7,413,477
Loss from discontinued operations	(5,163,420)	(2,437,014)	(4,891,327)	(887,681)	(519,746)
Loss from impairment charge	-	-	(5,133,552)	-	(304,858)

Net loss from discontinued operations	$(5,163,420)	$(2,437,014)	$(10,024,879)	$(887,681)	$(824,604)

28

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 15- Litigation:

The Company is party to claims in lawsuits incidental to its business. In the opinion of management, the ultimate outcome of such matters, individually or in the aggregate, will not have a material adverse effect on the Company's consolidated financial position or results of operations.

Note 16- Other matters:

In 2011, Basement Manager was under a sales tax audit by New York State Department of Taxation and Finance. In 2013, the case was settled for approximately $43,000, which has been accrued for and included in other expense in 2012. In addition, Miami Services is currently undergoing a sales tax audit by Florida Department of Revenue. The cases are still ongoing, however, at the present time, the Company does not believe that the exposure is greater than $390,000, of which approximately $321,000 is included in other expense and approximately $69,000 is included in interest expense in 2012.

In January 2012, STK Miami Services entered into an amendment to its services agreement with its landlord whereby STK Miami Services received $5,000,000 as consideration for including in the amendment, the option for the landlord to terminate the existing agreement. Should the landlord terminate the agreement, the landlord is obligated to pay a termination fee as defined in the agreement.

Note 17- Management incentive plan:

The Company created a Management Incentive Plan (the “Plan”), effective in 2012, whereby the Company may issue up to 117,729 units to employees. The granted units are subject to continued employment and are only exercisable upon a qualifying transaction, defined as the sale, transfer or other disposition of all or substantially all of the assets of the Company, a merger or consolidation in which securities possessing more than 80% of the total consolidated voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or initial public offering , or an acquisition by any person or group of persons of beneficial ownership of securities possessing more than 80% of the total consolidated voting power of the Company’s outstanding securities, other than a private equity financing that is approved by the Company’s managing member . As of September 30, 2013 and December 31, 2012, 39,065 units were issued.

29

THE ONE GROUP, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 18- Geographic information:

The following table contains certain financial information by geographic location for the year ended December 31, 2012:

United States:
Revenues – owned units	$56,429,452
Management, incentive and royalty fee revenue	3,496,914
Net assets	3,031,053

Foreign:
Revenues – owned units	$-
Management and development fee revenue	194,356
Net assets (liabilities)	(542,306)

Note 19- Subsequent events:

On October 16, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Committed Capital Acquisition Corporation, a Delaware corporation (“Committed Capital”) and CCAC Acquisition Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Committed Capital (“Merger Sub”). Pursuant to the Merger Agreement, the Merger Sub was merged with and into the Company, with the Company being the surviving entity and thereby becoming a wholly owned subsidiary of Committed Capital. At the effective time of the merger (the “Effective Time”), all of the issued and outstanding membership interests of the Company that were outstanding immediately prior to the Effective Time were cancelled and new membership interests of the Company comprising 100% of its ownership interests were issued to Committed Capital. Simultaneously, Committed Capital issued to the former holders of membership interests in the Company (the “TOG Members”), and to a Liquidating Trust established for the benefit of TOG Members and holders of Company warrants, an aggregate of 12,631,400 shares of Committed Capital’s common stock, par value $0.0001 per share, and paid $11,750,000 of cash to such TOG Members. The Merger Agreement provides for up to an additional $14,100,000 of payments to the TOG Members and the Liquidating Trust based on a formula as described in the Merger Agreement. Simultaneously with the Merger, Committed Capital completed a private placement of 3,131,339 shares of Common Stock at a purchase price of $5.00 per share. Additionally, the Company’s member loans, notes payable, and certain other liabilities were repaid with the closing of the merger.

30